EXHIBIT 99.1

CERTIFICATION

Pursuant to the requirement set forth in Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), JoMei Chang, Ph.D., President and Chief Executive Officer of Vitria Technology, Inc., a Delaware corporation (the “Company”) hereby certifies that, to the best of her knowledge, as follows:

The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

IN WITNESS WHEREOF, the undersigned has set her hand hereto as of this 28th day of March, 2003.

By:	/S/ JOMEI CHANG, PH.D.
JOMEI CHANG, PH.D.,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

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